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Associated Estates Realty Corporation

(Name of Registrant as Specified In Its Charter)

Land & Buildings Investment Management, LLC

Land & Buildings Capital Growth Fund, L.P.

Jonathan Litt

Marcus E. Bromley

Michael J. DeMarco

Charles M. Elson

Dana K. Hamilton

Gregory F. Hughes

R. Scot Sellers

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Land and Buildings Sends Letter to Chairman and CEO of Associated Estates Following Recent Meeting

-	Land and Buildings is disappointed that AEC is unwilling to consider adding to its Board any of the seven highly qualified nominees that Land and Buildings intends to nominate –

-	Associated Estates’ plan to add two additional independent Board members falls short of the substantial governance change that Land and Buildings believes is needed and appears to us as window dressing instead of a move to create real change –
-
-	Land and Buildings is committed to maximizing shareholder value at Associated Estates, but is open to resolve differences with AEC amicably and expeditiously –

-	AEC Confirms it will hold Annual Meeting in May, 2015 and will not seek shareholder approval to expand the Board beyond seven members –

Stamford, CT— (February 9, 2015) – Today Land and Buildings released a public letter to Jeffrey Friedman, Chairman of the Board of Directors and CEO of Associated Estates Realty Corporation (NYSE: AEC) (“AEC”, “Associated Estates”, or the “Company”) following a meeting on Sunday February 8th in Cleveland with Jonathan Litt and Jeffrey Friedman.

The full text of the letter can be found below:

February 9, 2015

Jeffrey I. Friedman

Chairman of the Board

Associated Estates Realty Corporation

1 AEC Parkway

Richmond Heights, Ohio 44143-1550

Dear Jeff:

 Thank you for taking the time to meet with me for lunch on Sunday February 8th, in Cleveland, to discuss our pending nominations for the Board of AEC in an effort to allow management and the Board to return their focus to the portfolio and maximizing shareholder value.

I was glad to hear you confirm your agreement with us on your last earnings call and in your recent press release that the AEC Board is in need of change. Your commitment to add two more highly regarded and independent directors in addition to Doug Crocker between now and your 2015 annual meeting is a step in the right direction, but we do not believe it goes far enough. In our view, the addition of these three directors still results in a Board that does not put a shareholder perspective or mandate in the boardroom and is therefore short of the substantial and real change that we believe is needed at AEC.

I was encouraged to hear that you do not intend to seek shareholder approval as is required by your charter to expand the Board beyond the current seven members. I was also pleased to hear you reiterate your comment on the conference call that you will have your annual meeting in May as moving the date would be viewed as disenfranchising your shareholders.

I was, however, disappointed to hear that you would not consider any of the highly qualified nominees we intend to nominate to AEC's board as valuable additions to the three new directors you have committed to place on the Board. As you know, our nominees have deep experience in the multifamily industry, capital markets and corporate governance, which is outlined in more detail below.

It appears that your decision to limit your additions to the Board to only three new directors out of seven without obtaining shareholder input is being undertaken solely in response to our nominations and is designed to make the minimum changes possible in an effort to preserve the status quo—a Board dominated by incumbent directors who have overseen disappointing performance.

In our view, it is a poor use of shareholder capital to force us to continue with a full blown proxy contest when we are ready, willing and able to resolve this amicably and expeditiously, using your public commitments to shareholders as a starting point.

As you mentioned at lunch, it is important to you that you win. We believe the more important outcome is to find a solution in which shareholders win, and that you win, as well.

I am more than happy to come to your office in Cleveland to resolve this matter.

The seven Land and Buildings nominees are as follows:

  Marcus E. Bromley – Former public multifamily REIT CEO and Chairman at Gables Residential Trust
  Michael J. DeMarco – Former investment banker and public office REIT executive at Vornado Realty Trust (NYSE: VNO)
  Charles M. Elson – Professor and leading authority on corporate governance
  Dana K. Hamilton – Former public multifamily REIT EVP of Operations at Archstone-Smith Trust
  Gregory F. Hughes – Former public REIT CFO at SL Green (NYSE: SLG) with experience across numerous real estate sectors
  Jonathan Litt – Founder/CIO of Land and Buildings and former top-ranked sell-side REIT analyst
  R. Scot Sellers – Former public multifamily REIT CEO and CIO at Archstone-Smith Trust

Sincerely,

Jonathan Litt

Land and Buildings

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About Land and Buildings:

Land and Buildings is a registered investment manager specializing in publicly traded real estate and real estate related securities. Land and Buildings seeks to deliver attractive risk adjusted returns by opportunistically investing in securities of global real estate and real estate related companies, leveraging its investment professionals' deep experience, research expertise and industry relationships.

Investor Contact:

Scott Winter / Jonathan Salzberger

Innisfree M&A Incorporated

212-750-5833

Media Contact: Elliot Sloane / Dan Zacchei
Sloane & Company
212-486-9500

Esloane@sloanepr.com or

Dzacchei@sloanepr.com

LAND & BUILDINGS CAPITAL GROWTH FUND, L.P., LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC AND JONATHAN LITT (COLLECTIVELY, "LAND & BUILDINGS") AND MARC BROMLEY, MICHAEL DEMARCO, CHARLES ELSON, DANA HAMILTON, GREGORY HUGHES AND SCOT SELLERS (TOGETHER WITH LAND & BUILDINGS, THE "PARTICIPANTS") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF

PROXIES FROM THE STOCKHOLDERS OF ASSOCIATED ESTATES REALTY CORPORATION (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, INNISFREE M&A INCORPORATED, LAND & BUILDING'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD, WHEN AVAILABLE, WITHOUT CHARGE UPON REQUEST.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN EXHIBIT 2 TO THE SCHEDULE 14A FILED BY LAND & BUILDINGS WITH THE SEC ON DECEMBER 29, 2014. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” that involve numerous risks and uncertainties.  The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All forward-looking statements included in this document are based on information available to Land and Buildings on the date hereof.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “seek,” “should,” "could," “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology.  Such statements are not guarantees of future performance or activities.  Due to various risks, uncertainties and assumptions, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements.  The opinions of Land and Buildings are for general informational purposes only and do not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person, and should not be taken as advice on the merits of any investment decision.  This material does not recommend the purchase or sale of any security.  Land and Buildings reserves the right to change any of its opinions expressed herein at any time as it deems appropriate.  Land and Buildings disclaims any obligation to update the information contained herein.  Land and Buildings and/or one or more of the investment funds it manages may purchase additional Associated Estates Realty shares or sell all or a portion of their shares or trade in securities relating to such shares.